Exhibit 1

4,000,000

PACER INTERNATIONAL, INC.

Common Stock

UNDERWRITING AGREEMENT

April 7, 2004

CREDIT SUISSE FIRST BOSTON LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. The stockholders listed in Schedule A hereto (“Selling Stockholders”) propose severally to sell an aggregate of 4,000,000 outstanding shares (“Firm Securities”) of common stock (“Securities”) of Pacer International, Inc., a Tennessee corporation (“Company”). The Selling Stockholders propose to sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than 400,000 additional outstanding shares of the Company’s Securities, as set forth below (such 400,000 additional shares being hereinafter referred to as the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” The Selling Stockholders hereby agree with the Company and with the Underwriter (“Underwriter”) named in Schedule B hereto as follows:

2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i) A registration statement (No. 333-111754), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission (“Commission”) and has become effective. Such registration statement, as amended at the time of this Agreement, is hereinafter referred to as the “Registration Statement”, and the prospectus included in such Registration Statement, as supplemented to reflect the terms of offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Securities Act of 1933, as amended (“Act”), including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(ii) On the effective date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus relating to the Offered Securities will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

(iii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

(iv) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) Each subsidiary of the Company has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Registration Statement and the Prospectus, and except for the subsidiaries of the Company organized under German or English law, are owned directly or indirectly by the Company. All shares owned by the Company in all of its subsidiaries are free and clear of all liens, encumbrances, equities or claims, except for liens granted to the lenders under the Company’s credit agreement, dated as of June 10, 2003, as amended, among the Company and the various lending institutions and agents named therein (the “Credit Agreement”); and, Pacer Global Logistics, Inc., an Ohio corporation, and Pacific Motor Transport Company, a California corporation (together, the “Significant Subsidiaries”), are the only “significant subsidiaries” (as defined in Rule 1-02 under Regulation S-X promulgated by the Commission) of the Company.

(vi) This Agreement has been duly authorized, executed and delivered by the Company.

(vii) The outstanding shares of capital stock of the Company, including the Offered Securities, have been duly authorized and are validly issued, fully paid and non-assessable.

(viii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement does not and will not contravene any provision of (a) the Second Amended and Restated Charter of the Company or the Second Amended and Restated By-Laws of the Company, (b) applicable law, (c) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (d) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary the noncompliance with which, in the case of clauses (b), (c) and (d), would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement except (a) for such consents, approvals, authorizations, orders or qualifications as would not adversely affect the Underwriter and as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (b) such as have been obtained or made under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (c) for such consents, approvals, authorizations, orders or qualifications as may be required (i) by the National Association of Securities Dealers, Inc. (“NASD”), (ii) under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriter or (iii) under the federal or provincial laws of Canada or under the laws of any other foreign jurisdiction in which the Offered Securities may be offered or sold.

(ix) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(x) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in any Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in any Registration Statement or the Prospectus or to be filed as exhibits to such Registration Statement that are not described or filed as required.

(xi) Each preliminary prospectus supplement, if any, filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable Rules and Regulations.

(xii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xiii) The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety from environmental or workplace hazards, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respect businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xiv) There are no liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xv) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statements.

(xvi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in the Registration Statement and the Prospectus, (A) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

(xvii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

(xviii) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xix) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xx) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

(xxi) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to lawfully conduct their respective businesses, except where the failure to possess any such certificates, authorizations or permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

(xxii) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiii) The statistical and market-related data included in each Registration Statement and Prospectus are based on or derived from independent sources which the Company believes to be reliable in all material respects or represent the Company’s good faith estimates based on information it believes to be reliable.

(xxiv) The audited and unaudited consolidated financial statements and related notes of the Company and its consolidated subsidiaries included in each Registration Statement and Prospectus present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. PricewaterhouseCoopers LLP, who has audited the consolidated financial statements as set forth in their report included in each Registration Statement and Prospectus, is an independent public accounting firm as required by the Act, the Exchange Act and the rules and regulations promulgated thereunder.

(xxv) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xxvi) The Securities are listed on The Nasdaq Stock Market’s National Market.

(b) Each Selling Stockholder severally represents and warrants to, and agrees with, the Underwriter that:

(i) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii) On the effective date of the Registration Statement, the Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus relating to the Offered Securities will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing applies only to the extent that any statements in or omissions from the Registration Statement or Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.

(iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Stockholder, at a purchase price of $20.07 per share, that number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto which in the aggregate shall equal the number of Firm Securities set forth opposite the name of the Underwriter in Schedule B hereto.

Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with LaSalle Bank, N.A., as custodian (“Custodian”). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriter hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the occurrence of any event or, in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Custodian will deliver the Firm Securities to the Underwriter for the account of the Underwriter, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to the Underwriter and specified by each of the Selling Stockholders as set forth in the Custody Agreement executed by such Selling Stockholders at the office of O’Melveny & Myers LLP, at 9:00 A.M., New York time, on April 13, 2004, or at such other time not later than seven full business days thereafter as the Underwriter and the Custodian determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and will be made available for checking and packaging at the office of the Transfer Agent and Registrar for the Securities in New York, New York at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Underwriter given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriter the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Underwriter to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of the Underwriter and may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Underwriter for the account of the Underwriter, at the office of O’Melveny & Myers LLP, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to the Underwriter and specified by the Company in writing and by each of the Selling Stockholders as set forth in the Custody Agreement executed by such Selling Stockholders at the above office of O’Melveny & Myers LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Underwriter requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of the Transfer Agent and Registrar for the Securities in New York, New York at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the Underwriter and the Selling Stockholders that:

(a) The Company will file the Prospectus, including the prospectus supplement reflecting the terms of the offering of the Offered Securities, with the Commission pursuant to and in accordance with subparagraph (2) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Underwriter promptly of such filing pursuant to Rule 424(b).

(b) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without the Underwriter’s consent, which consent shall not be unreasonably withheld; and the Company will also advise the Underwriter promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of the Company’s most recent Annual Report on Form 10-K/A filed with the Commission prior to the date of this Agreement (the “Annual Report”) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 90th day after the end of the Company’s fourth fiscal quarter of 2004.

(e) The Company will furnish to the Underwriter copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter reasonably designates and will continue such qualifications in effect so long as required for the distribution, provided that in connection therewith the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(g) For a period of 90 days after the date of the Prospectus, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter, provided that the foregoing shall not apply to (i) issuances of Securities pursuant to the exercise of an option or warrant or the conversion of a security outstanding on the date of the Prospectus, (ii) the issuance of options under the Company’s existing stock option plans described in the Prospectus, (iii) the issuance of Securities (or options, warrants or convertible securities in respect thereof) in connection with a bona fide merger or acquisition transaction, provided that the Securities (or such options, warrants and convertible securities) so issued are subject to the terms of a lock-up letter having provisions that are substantially the same as the lock-up letters described in Section 6(i) of this Agreement, and (iv) the filing by the Company with the Commission of any registration statement on Form S-8.

(h) The Company and each of the Selling Stockholders agree with one another and with the Underwriter that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of producing this Agreement, the closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (iii) all fees and expenses, if any, in connection with the continued listing the Offered Securities on The Nasdaq Stock Market’s National Market System; (iv) the filing fees incident to any required review by the NASD of the terms of the sale of the Securities; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) the fees and expenses of one counsel for the Selling Stockholders (which shall be the same firm as counsel for the Company); (viii) the fees and expenses of the Attorneys-in-Fact and the Custodian; (ix) travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities; provided that any such travel shall require the prior consent of the Company; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this paragraph; and (b) each of the Selling Stockholders will pay the following: (i) any fees and expenses of its counsel if it should choose to use separate counsel from the one referred to in clause (a)(vii) of this paragraph, (ii) its pro rata share of all expenses and taxes incident to the sale and delivery of the Offered Securities to be sold by such Selling Stockholder to the Underwriter hereunder, and (iii) any expenses it may incur which the Company has not agreed to pay pursuant to clause (a) of this paragraph (h). In connection with clause (b)(ii) of the preceding sentence, the Underwriter agrees to pay any New York State stock transfer tax, and such Selling Stockholder agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that except as provided in this paragraph, and Sections 7 and 8 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel (including legal fees incurred in connection with the preparation of this Agreement, the closing documents and any other documents prepared or reviewed by them in connection with the offering, purchase, sale and delivery of the Offered Securities), and travel or other expenses of the Underwriter in connection with attending or hosting meetings referred to in clause (a)(ix) of this paragraph, stock transfer taxes on resale of any of the Offered Securities by them, and any expenses for any “tombstone” advertisement placed in connection with the sale of the Offered Securities.

(i) Each Selling Stockholder agrees, for a period of 90 days after the date of the Prospectus, not to offer, sell, short sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, short sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriter, provided that the foregoing shall not apply to (i) Securities acquired by such Selling Stockholder in the open market from and after the date of the Prospectus; (ii) any transfer of Securities or any securities convertible into or exercisable or exchangeable for Securities (A) as a bona fide gift or gifts, (B) as a distribution to partners, members or shareholders of such Selling Stockholder that are affiliates of such Selling Stockholder or (C) pursuant to a sale of 100% of the outstanding Securities of the Company (including, without limitation, in connection with a tender offer for such Securities or by way of merger of the Company with another person) to a third party or group of third parties that are not affiliates of the Company; and (iii) the sale of Securities to the Underwriter pursuant to this Agreement; provided that (x) in the case of any transfer or distribution pursuant to clause (ii)(A) or (B), each transferee, donee or distributee, as applicable, agrees in writing to be bound by the terms of a lock-up letter having provisions that are substantially the same as the provisions of this Section 5(i) and shall confirm that it has not engaged in any conduct since the date of this Agreement which would have constituted a breach or violation of the terms of this Section 5(i) had such transferee, donee or distributee, as applicable, been an original party to this Agreement, (y) in the case of any transfer or distribution pursuant to clause (ii)(A), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90 day period referred to above) and (z) in the case of clause (ii)(C), the third party or group of third parties agree in writing to be bound by the restrictions set forth in this clause 5(i) until such time as such third party or group of third parties have acquired 100% of the outstanding Securities of the Company. In addition, each Selling Stockholder agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

(a) On the date of this Agreement, the Underwriter shall have received a letter, dated the date of delivery thereof, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Prospectus;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements, if any, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or stockholders’ equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or net operating income in the total or per share amounts of consolidated income before extraordinary items or net income;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in documents incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

(b) The Prospectus, including the prospectus supplement reflecting the terms of the offering of the Offered Securities, shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Underwriter shall have received opinions, each dated such Closing Date, of:

(1) O’Melveny & Myers LLP, special counsel for the Company, to the effect that:

(i) the Company is duly qualified to transact business and is in good standing in each jurisdiction listed on a schedule to such opinion;

(ii) each Significant Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the requisite power and authority to own its property and to conduct its business as described in the Prospectus (it being understood that the foregoing opinion with respect to any Significant Subsidiary incorporated under the laws of a jurisdiction other than the States of New York or Delaware may be delivered by local counsel directly to the Underwriter) and is duly qualified to transact business and is in good standing in each jurisdiction listed on a schedule to such opinion;

(iii) all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (it being understood that the foregoing opinion with respect to any Significant Subsidiary incorporated under the laws of a jurisdiction other than the States or New York of Delaware may be delivered by local counsel directly to the Underwriter) and are owned of record by the Company;

(iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (a) violate any provision of applicable law, (b) violate, breach, or result in a default under, any existing obligation of or restriction on the Company under any of the agreements filed with the Commission as exhibits to any of the Incorporated Documents pursuant to paragraph 4 or paragraph 10 of Item 601 of Regulation S-K, or (c) breach or otherwise violate any existing obligation of or restriction on the Company under any judgment, order or decree known to us of any New York or federal court or governmental authority binding on the Company;

(v) no consent, approval, order or permit of, or filing with any New York or federal governmental authority is required on the part of the Company for the execution and delivery of, and the performance of its obligations under, this Agreement, except for (a) such as have been obtained or made under the Act and the Exchange Act, and (b) such consents, approvals, authorizations, orders or qualifications as may be required (i) by the NASD, (ii) under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriter or (iii) under the federal or provincial laws of Canada or under the laws of any other foreign jurisdiction in which the Offered Securities may be offered or sold;

(vi) the statements (A) in the Prospectus under the captions “Description of Capital Stock — Coyote Registration Rights Agreement” and “Underwriting,” (B) in the Registration Statement in Item 15, and (C) incorporated into the Prospectus from the Company’s Proxy Statement filed on Schedule 14A under the captions “Voting Agreements,” “Report of the Compensation Committee of the Board of Directors—Long Term Compensation,” “Employment and Related Agreements,” and “Certain Relationships and Related Transactions,” in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information required by Form S-3;

(vii) the Company is not and, after giving effect to the offering and sale of the Offered Securities as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(viii) such counsel do not know of any contract or document of a character required to be filed as an exhibit to the Registration Statement which is not filed as required;

(ix) the Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Act and the Rules and Regulations in effect at the date of filing, except that such counsel expresses no opinion concerning the financial statements and other financial information contained or incorporated by reference therein and the documents incorporated by reference in the Registration Statement, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act and the related rules and regulations in effect at the respective dates of their filing, except that such counsel shall express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein;

(x) the Company is not a party to or threatened with any actions, proceedings, or investigations against or affecting the Company in any court or before any arbitration or governmental agency or authority which (i) seek to affect the enforceability of this Agreement, (ii) seek damages in excess of $22,000,000, or (iii) based solely on the Officer’s Certificate attached hereto as Annex A, are required to be described in the Registration Statement by Item 103 of Regulation S-K that has not been so described; and

(xi) the Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and such counsel shall state they do not believe the Registration Statement or any document incorporated by reference therein, considered as a whole as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus and each document incorporated by reference therein, considered as a whole, contained as of the date thereof or as of such Closing Date, any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel may state that their opinion and belief is based on their participation in the preparation of the Registration Statement, Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification of the accuracy, completeness or fairness of the contents thereof, except as stated; it being understood that such counsel need express no opinion or belief (a) as to any document filed by the Company under the Exchange Act, whether before or after the effective date of the Registration Statement, except to the extent that any such document is incorporated by reference therein, read together with the Registration Statement or the Prospectus and considered as a whole and (b) as to the financial statements or other financial information contained or incorporated by reference in the Registration Statements, the Prospectus or documents incorporated therein;

(2) Bass, Berry & Sims PLC, special Tennessee counsel for the Company to the effect that:

(i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, has the corporate power and corporate authority under Tennessee law to own its property and to conduct its business as described in the Prospectus;

(ii) the information regarding the authorized capital stock of the Company described under the first two paragraphs of “Description of Capital Stock,” and under the subheadings “Common Stock,” “Preferred Stock,” “Other Charter and Bylaw Provisions,” “Classified Board of Directors,” “Stockholder Action Only by Unanimous Written Consent; Special Meetings,” “Advance Notice Requirements for Stockholder Proposals and Director Nominees,” “Number of Directors; Removal; Filling Vacancies,” “Business Combinations with Interested Stockholders,” “Amendment of Charter,” “Amendment of Bylaws,” “Tennessee Greenmail Act,” “Tennessee Control Share Acquisition Act” and “Limitation on Liability and Indemnification of Officers and Directors,” in the Prospectus has been reviewed by such counsel and is a fair and accurate summary thereof in all material respects and the capital stock of the Company conforms as to legal matters in all material respects to such description; provided, however, that such counsel expresses no opinion as to whether (i) the Company satisfies any of the tests required for application of the Tennessee Business Combination Act to the Company and (ii) the Company will maintain insurance to protect directors and officers against liability or enter into indemnification agreements with directors;

(iii) the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable;

(iv) this Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been executed and delivered by the Company;

(v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate any provisions of (a) the Second Amended and Restated Charter or Second Amended and Restated By-Laws of the Company or (b) applicable Tennessee corporate law, and no consent, approval, authorization or order of, or qualification with, any Tennessee governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except for as may be required by the securities or Blue Sky laws of Tennessee in connection with the offer and sale of the Offered Securities; and

(vi) the statements in the Registration Statement in item 15 contained in the first, second, third and fourth paragraphs under the caption “Indemnification of Directors and Officers,” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

(e) The Underwriter shall have received opinions, dated such Closing Date, from counsel to each Selling Stockholder, to the effect that:

(i) the execution, delivery and performance of the respective Powers of Attorney to which the Selling Stockholders are parties and the Custody Agreement have been duly authorized by all necessary action on the part of such Selling Stockholder and the Powers of Attorney and the Custody Agreement have been duly executed and delivered by or on behalf of the Selling Stockholders and constitute the legally valid and binding obligations of the Selling Stockholders, enforceable against them in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law;

(ii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Selling Stockholders and this Agreement has been duly executed and delivered by or on behalf of the Selling Stockholders;

(iii) the execution and delivery of the Custody Agreement and this Agreement by the Selling Stockholders do not, and the performance by the Selling Stockholders of their respective obligations under the Custody Agreement and this Agreement will not, (a) violate the organizational documents of Selling Stockholders that are entities, (b) violate applicable law (as defined in such opinion), or (c) breach or otherwise violate any existing obligation of or restriction on any Selling Stockholder under any judgment, order or decree known to us of the applicable local state or federal court or governmental authority binding on such Selling Stockholder;

(iv) no consent, approval, order, permit of or filing with the applicable local state or federal governmental authority is required on the part of any Selling Stockholder for the execution and delivery of, and the performance of its obligations under, the Power of Attorney to which it is a party, the Custody Agreement or this Agreement, except for (a) such as have been obtained or made under the Act and the Exchange Act, as amended, and (b) such consents, approvals, authorizations, orders or qualifications as may be required (i) by the NASD, (ii) under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriter or (iii) under the federal or provincial laws of Canada or under the laws of any other foreign jurisdiction in which the Offered Securities may be offered or sold;

(v) to the extent such Selling Stockholder is an entity, (a) each Selling Stockholder that is a corporation has the corporate power, (b) each Selling Stockholder that is a limited partnership has the power under the relevant jurisdiction’s applicable law governing limited partnerships and its partnership agreement, (c) each Selling Stockholder that is a limited liability company has the power under its certificate of formation and limited liability company agreement and (d) each Selling Stockholder that is a trust has the power under the relevant jurisdiction’s applicable law governing trusts, to sell, assign, transfer and deliver the Selling Stockholders’ Offered Securities to be sold by such Selling Stockholder under this Agreement on the date hereof; and

(vi) assuming (a) the Underwriter purchases the Selling Stockholders’ Offered Securities to be sold by a Selling Stockholder on the date hereof without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as currently in effect in the State of New York (the “UCC”)), (b) the Underwriter makes payment therefor as provided in this Agreement and the Custody Agreement, (c) such Selling Stockholders’ Offered Securities are delivered to the Underwriter in accordance with the provisions of the Custody Agreement and (d) the Underwriter obtains control of such Selling Stockholders’ Offered Securities (within the meaning of Section 8-106 of the UCC), the Underwriter will acquire all of such Selling Stockholders’ Offered Securities as “protected purchasers” (within the meaning of Section 8-303 of the UCC).

(f) The Underwriter shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriter, such opinion, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cahill Gordon & Reindel LLP may rely as to the incorporation of the Company and all other matters governed by Tennessee law upon the opinion of Bass, Berry & Sims PLC referred to above.

(g) The Underwriter shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

(h) The Underwriter shall have received a letter, dated such Closing Date, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(i) On or prior to the date of this Agreement, the Underwriter shall have received lockup letters from each of the directors of the Company that are affiliates of such Selling Stockholders.

(j) The Custodian will deliver to the Underwriter a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

The Selling Stockholders and the Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a Prospectus relating to such Offered Securities was required to be delivered by the Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

(b) The Selling Stockholders severally and not jointly will indemnify and hold harmless the Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that a Selling Stockholder shall only be subject to such liability to the extent, and only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling Stockholder to the Company in writing specifically for use therein (it being understood and agreed that the only such information furnished by the Selling Stockholders consists of the information in the Prospectus under the caption “Common Stock Ownership of the Selling Stockholders,” other than the percentage ownership data and the information in footnote (2)) or contained in a representation or warranty given by such Selling Stockholder in this Agreement or the Custody Agreement; and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder.

(c) The Underwriter will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder, and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the information contained in the second, thirteenth and fourteenth paragraphs under the caption “Underwriting.”

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. In the event the indemnifying party does not assume the defense of any action brought against an indemnified party, the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified persons, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding, unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) an indemnified party reasonably determines that there may be conflicting interests between such indemnified party and other indemnified parties in conducting the defense of such action, including situations in which there are one or more legal defenses available to such indemnified party that are different from or in addition to those available to other indemnified parties.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Stockholders’ obligations in this subsection (e) to make contribution payments are several and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company and the Selling Stockholders within the meaning of the Act.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriter pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at Eleven Madison Avenue, New York, New York 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2300 Clayton Road, Suite 1200, Concord, California 94520, Attention: Lawrence C. Yarberry, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed, to each such Selling Stockholder at the address set forth on the signature page of the respective Selling Stockholder’s Power of Attorney.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

11. Representation. Joshua J. Harris, Marc Becker and Lawrence C. Yarberry will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by Joshua J. Harris, Marc Becker or Lawrence C. Yarberry will be binding upon all the Selling Stockholders.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the Underwriter in accordance with its terms.

Very truly yours,

SELLING STOCKHOLDERS

By:	/s/ Marc E. Becker
Name:	Marc E. Becker
Title:	Attorney-In-Fact acting on behalf of each Selling Stockholder named in Schedule A hereto

PACER INTERNATIONAL, INC.

By:	/s/ L.C. Yarberry
Name:	Lawrence C. Yarberry
Title:	Executive Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ Malcolm Price
Name:	Malcolm Price
Title:	Managing Director

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
Apollo Investment Fund IV, L.P.	2,977,189	297,719
Coyote Acquisition LLC	819,222	81,922
Coyote Acquisition II LLC	203,589	20,359

Total	4,000,000	400,000

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse First Boston LLC	4,000,000

Total	4,000,000